Exhibit 99.1

DarkPulse, Inc. Enters Into Agreements to Increase Equity

Stake to 100% of Drone Based A.I. Companies, Remote

Intelligence and Wildlife Specialists

NEW YORK, and HOUSTON, TX –August 30, 2022 – DarkPulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, today announced it has entered into agreements to increase its equity ownership to 100% in both Remote Intelligence, Limited Liability Company and Wildlife Specialists, LLC, which, when closed, will make both firms wholly owned subsidiaries of the Company. Together, both companies offer fully integrated, drone based, geo-rectiﬁed, 3D modeled mapping for industrial applications specializing in the energy and environmental survey service. Initially specializing in the Oil & Gas industry, the companies will expand offerings into the home drone delivery markets.

Remote Intelligence provides premier unmanned aerial services as part of their holistic intelligence consultation and solutions. Remote’s focus is aerial drone systems offering rapid comprehensive site mapping and aerial inspection services. They specialize in fully integrated, geo-rectiﬁed, 3D modeled mapping for industrial applications in the energy and environmental industries. Remote also provides aerial survey, video inspection services, emergency support services, wildlife and habitat surveys, and comprehensive system design, training, and sales for both the commercial and private sectors. Integrating the latest tech solutions including artificial intelligence, Remote Intelligence is globally connected with a base of operations in Pennsylvania.

“We are excited to work more closely with both Remote and Wildlife as wholly owned subsidiaries of DarkPulse as the Company begins the launch of DarkPulse Aero Services through a new website “DarkPulse.Aero,” said DarkPulse CEO Dennis O’Leary. Mr. O’Leary continued, “we are looking for additional acquisition opportunities in the Aerospace sector as we continue to build a presence within the drone market with expansion to include home drone delivery services. The Company is also developing a ruggedized version of its patented BOTDA sensor systems to be utilized in both Aerospace and Aviation applications.”

About Remote Intelligence LLC

Remote Intelligence provides premier provider unmanned aerial services as part of their holistic intelligence consultation and solutions focused on aerial drone systems offering rapid comprehensive site mapping and aerial inspection services. They specialize in fully integrated, geo-rectiﬁed, 3D modeled mapping for industrial applications in the energy and environmental industries. Also providing aerial survey, video inspection services, emergency support services, wildlife and habitat surveys, and comprehensive system design, training, and sales for both the commercial and private sectors. Integrating the latest tech solutions including artificial intelligence and emissions detection. Remote Intelligence is globally connected with their base of operations in Pennsylvania.

For more information, visit https://remote-intelligence.com

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About Wildlife Specialists LLC

Wildlife Specialists, LLC was founded in 2007 to provide clients with comprehensive wildlife assessment, planning, and monitoring services. We currently maintain two regional offices located in north central and southeastern Pennsylvania and are available to provide services to clients throughout the Northeast, Midwest, and Mid-Atlantic states. Our staff are well-established professionals who have a wide range of experience in wildlife management, research, and monitoring at the local and statewide levels throughout the eastern United States. In addition, we have specific expertise in providing the full range of sensitive species and habitat assessments necessary for your development projects.

For More Information, visit Http://www.Wildlife-Specialists.com

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse, Inc.

media@DarkPulse.com

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